Tupperware Brands Corporation Reports 6th Quarter of Turnaround Plan Progress
Continues to Build Foundation for Growth and Expansion
Divesting Beauty Businesses
Repurchases Common Stock

Orlando, FL - November 3, 2021 - Tupperware Brands Corporation (NYSE: TUP), a leading global consumer products company, today reported operating results for the third quarter ended September 25, 2021. In connection with the disposition of certain key brands of the Company’s beauty business, the Company has determined that the necessary criteria have been met to classify these brands as held for sale assets and discontinued operations, beginning in the third quarter of 2021. Accordingly, the presentation below reflects results from continuing operations only.

Third Quarter 2021 Financial Highlights, from continuing operations

•Net sales were $376.9 million, a decrease of 11% year over year (or 13% on a constant currency basis)
•Gross profit was $247.9, or 65.8% of net sales
•Income from continuing operations was $60.4 million
•Diluted earnings per share was $1.14
•Adjusted diluted earnings per share (non-GAAP) was $1.19
•Adjusted EBITDA (non-GAAP) was $68.9 million
•Debt to EBITDA (as defined in the Company’s Credit Agreement) was 2.28

“We are continuing to build the foundation that will enable us to strengthen and evolve our business into a global, omnichannel, premium-branded company, and by expanding into new channels and product categories, we will achieve sustainable growth over the long term,” said Miguel Fernandez, President and Chief Executive Officer of Tupperware Brands. “Despite challenging year-over-year comparisons and the persisting negative effects of the global pandemic, we are proud of our ability to post solid results during our ongoing turnaround. We are as confident as ever in our business outlook, our strategy, and our ability to execute.”

“We continue to execute on our high priority strategic initiatives, including the divestiture of our non-core beauty businesses and excess land holdings, the utilization of our share repurchase authorization, and further implementation of our tax strategy. These actions will further optimize our capital structure and position us well to drive long-term growth,” said Sandra Harris, Chief Financial Officer and Chief Operations Officer of Tupperware Brands. “Our third quarter results demonstrate our ability to continue delivering on our Turnaround Plan, even while we respond to changing market conditions.”

Third Quarter 2021 Operating Results, from continuing operations

Total net sales were $376.9 million, a decrease of 11% (or 13% on a constant currency basis) compared to the prior year period.

•Net sales in Asia Pacific were $112.9 million, a decrease of 13% (or 15% on a constant currency basis) compared to the prior year period, driven primarily by lockdowns and disruptions caused by the pandemic.
•Net sales in Europe were $91.3 million, a decrease of 19% (or 20% on a constant currency basis) compared to the prior year period, driven primarily by elevated levels of summer vacationing.
•Net sales in North America were $103.1 million, a decrease of 11% (or 15% on a constant currency basis) compared to the prior year period, driven primarily by disruptions resulting from the implementation of a new sales force solution.
•Net sales in South America were $69.6 million, an increase of 6% (or 9% on a constant currency basis) compared to the prior year period, driven primarily by recruiting efforts and improvements made to onboarding and training.

Gross profit was $247.9 million, or 65.8% of net sales, as compared to 68.7% for the prior year period. The decrease was driven primarily by higher input and logistics costs, country and product mix, and strategic growth investments, partially offset by operational efficiencies.

Net income was $60.4 million, as compared to $29.4 million for the prior year period. Diluted earnings per share was $1.14, as compared to $0.56 for the prior year period. The increase was primarily driven by a lower tax rate, partially offset by volume loss.

Adjusted diluted earnings per share (non-GAAP) was $1.19, as compared to $1.12 for the prior year period. The increase was primarily driven by a lower tax rate, partially offset by volume loss.

A reconciliation of non-GAAP measures to comparable GAAP measures can be found in the tables included in this release.

Liquidity

As of September 25, 2021, the Company continued to be in compliance with its financial covenants under its Credit Agreement, with a debt to EBITDA ratio of 2.28, as compared to 3.72 for the prior year period.

Financial Reporting Presentation in Accordance with Non-Core Asset Sales

Due to the sale or pending sale of certain key brands of the Company’s beauty business, the Company has determined that these dispositions represent a strategic shift that will have a major effect on its results of operations. As such, the results of these beauty businesses are presented as discontinued operations, including all comparative prior period information, in the Company’s financial statements. Certain costs previously allocated to the beauty business for segment reporting purposes do not qualify for classification within discontinued operations and have been reallocated to continuing operations. In the third quarter of 2021, the Company recorded a net loss on the held for sale assets of $148.1 million based on total expected proceeds less costs to sell. This loss is comprised of accumulated currency translation losses from discontinued operations that will be recognized in conjunction with completion of the sales. Total loss from disposal group is $147.1 million for the year to date period ended September 25, 2021, which includes the gain of $1.0 million previously recognized from the sale of Avroy Shlain in the first quarter of 2021.

Share Repurchase Activity

During the second quarter of 2021, the Company’s Board of Directors authorized share repurchases of up to $250 million of the Company’s outstanding shares of common stock, enhancing the Company’s capital allocation policy. During the third quarter of 2021, the Company repurchased one million shares of its outstanding common stock for a total acquisition cost of $25 million. This represents the maximum amount allowed within the limitations of its debt covenants, and is the first time since 2018 that the Company has repurchased any of its outstanding common shares.

Tax Election Change

The Company made an election on its 2020 tax return to change its capitalization policy for tax purposes related to certain direct and indirect costs for inventory and self-constructed assets under IRC Section 263A. This method change will allow the Company to utilize a portion of its tax attributes in the U.S., primarily foreign tax credits, that were previously fully reserved. The non-recurring impact of this method change is a 2020 return to provision discrete benefit as well as an additional current year benefit from the release of valuation allowances that will be included in the annual effective rate for the year. This change only impacts a portion of the Company’s foreign tax credits and the Company will maintain a valuation allowance against the remaining balance of foreign tax credits.

Earnings Conference Call

The Company will host its third quarter 2021 earnings conference call today, November 3, 2021, at 8:30 a.m. ET. A link to the live webcast can be found under the Events and Presentations of the Investor Relations section of the Company’s website at
https://ir.tupperwarebrands.com. A webcast replay will be made available in the same section of the Company’s Investor Relations website later today.

About Tupperware Brands Corporation

Tupperware Brands Corporation (NYSE: TUP) is a leading global consumer products company that designs innovative, functional and environmentally responsible products that people love and trust. Founded in 1946, Tupperware’s signature container created the modern food storage category that revolutionized the way the world stores, serves and prepares food. Today, this iconic brand has more than 8,500 functional design and utility patents for solution-oriented kitchen and home products. With a purpose to nurture a better future, Tupperware products are an alternative to single-use items. The Company distributes its products into nearly 70 countries primarily through independent representatives around the world. For more information, visit Tupperwarebrands.com or follow Tupperware on Facebook, Instagram, LinkedIn and Twitter.

Forward-Looking Statements

Statements contained in this release that are not historical fact and use predictive words such as "estimates", "outlook", “guidance”, “expect”, “believe", "intend", "designed", "target", "plans", “may”, "will", “we are confident” and similar words are forward-looking statements. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: the effects of the outbreak of the novel coronavirus (COVID-19) pandemic; the Company’s ability to ship product to customers on a timely basis, including because of delays caused by its supply chain; the Company’s ability to sustain the same level of growth in net sales and net income that we recorded in the prior quarters; the success of the Company’s efforts to improve its profitability and liquidity position and any capital structure actions that it may take the Company's ability to comply with its financial covenants under its term loan and credit agreement; the Company's ability to remediate the material weaknesses identified, as well as the reasonable possibility that, until such material weaknesses are remediated, the material weaknesses could result in a material misstatement to the Company’s annual or interim consolidated financial statements that would not be prevented or detected; cyberattacks and ransomware demands that could cause the Company to not be able to operate its systems and/or access or control its data, including private data; risks related to the ongoing SEC inquiry; the success and timing of growth and turnaround initiatives; leadership development and succession changes; impairment and other charges related to purchase accounting goodwill and restructuring actions; the risk of foreign-currency fluctuations and currency translation impacts on the Company’s business associated with these fluctuations; the Company's ability to engage in hedging transactions (including, without limitation, forwards and swaps) with financial institutions to mitigate risks relating to foreign-currency fluctuations and/or interest rate fluctuations and the possibility that such hedging transactions, even if entered into, are unsuccessful; the risk of changes in cash flow resulting from changes in foreign exchange rates and hedge settlements; uncertainties related to the interpretation of, and regulations under, changes in the U.S. tax law and tax laws and regulations in other countries; the Company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the Company’s products; any adverse results of tax audits or unfavorable changes to tax laws in the Company’s various markets; risk that direct selling laws and regulations in any of the Company’s markets may be modified, interpreted or enforced in a manner that results in negative changes to the Company’s business models or negatively impacts its revenue, sales force or business, including through the interruption of recruiting and sales activities, loss of licenses, imposition of fines, or any other adverse actions or events; unpredictable economic and political conditions and events globally; the success of new product introductions and promotional programs to generate interest among the Company’s sales force and customers and generate selling activities on a sustained basis; success of business-to-business selling arrangements and their timing; success of buyers in obtaining financing or attracting tenants for commercial and residential developments; the timing and success of closing asset sales; risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies; governmental approvals of materials for use in the Company’s products; continued competitive pressures for products or sales force in the Company’s markets; and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended.

The Company updates each month the impact of changes in foreign exchange rates versus the prior year, posting it on Tupperware Brands Foreign Exchange Translation Impact Update. Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures in this release, which are provided to assist readers' understanding of the Company's results of operations. These amounts exclude certain items that at times materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of the Company's primary operations, and to assist readers in evaluating performance and analyzing trends across periods by providing what the Company believes is a useful measure for predictive purposes. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

The non-GAAP financial measures include comparisons related to profit that exclude:

•gains from the sale of property, plant and equipment and other real estate related operations
•insurance settlement gains or significant charges related to casualty losses caused by significant weather events, fires or similar circumstances
•exit or disposal cost obligations related to rationalizing supply chain operations and other re-engineering activities performed to wind-down or significantly restructure businesses, including cumulative translation adjustments recognized in income upon liquidation of operations in a country, asset sales or fixed asset impairments, inventory obsolescence and other operating losses incurred in conjunction with such activities
•certain asset retirement obligations
•pension settlements
•significant discrete impacts of new tax laws upon adoption, including the impact on cumulative deferred taxes from items previously recorded as cumulative translation adjustments
•amortization of definite-lived intangible assets
•non-cash impairment charges related to the carrying value of acquired intangible assets and goodwill
•infrequent costs incurred in connection with a change in capital structure
•the impact from hyper-inflationary economies on net monetary assets and other balance sheet positions that impact near term income
•non-recurring costs associated with the turnaround plan

While these types of events can and do recur periodically, they are not part of the Company’s primary business operations and are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across periods, as amounts recognized in any given period are not indicative of amounts that may be recognized in any particular future period.

Additionally, the Company engages in business to business transactions, in which it sells products to a partner company. Since the level of these sales is volatile from quarter-to-quarter and year-to-year, and is largely independent of the activities of its sales force, the Company at times, in addition to disclosing reported sales, discloses “core” sales amounts and comparisons, which excludes amounts sold under business to business transactions. This illustrates sales results and trends directly associated with activities of its independent sales force. All financial information disclosed and presented includes business to business transactions unless specifically stated as “core” sales or otherwise indicated.

Also, as the impact of changes in exchange rates is an important factor in understanding period-to-period comparisons. The Company believes the presentation of results on a constant currency basis, in addition to reported results, helps improve readers' ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents constant currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a constant currency basis as one measure to evaluate performance and generally refers to such amounts as restated or excluding the impact of foreign currency.

These core sales and constant currency results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Core sales and results on a constant currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Information included with this release includes references to EBITDA, debt covenant EBITDA as well as references to debt to debt covenant EBITDA ratio, which are non-GAAP financial measures used in the Company's term loan agreement and credit agreement. The Company uses these measures in its capital allocation decision process and in discussions with investors, analysts and other interested parties, and therefore believes it is useful to disclose this amount and ratio. The Company's calculation of these measures is in accordance with its term loan agreement and credit agreement, and is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways, and consequently they may not be comparable with similarly labeled amounts disclosed by others.

Investors: Alexis Callahan, alexiscallahan@tupperware.com, 321.588.5129
Media: Cameron Klaus, cameronklaus@tupperware.com, 407.371.9784

###

Summary Financial Statements

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	13 weeks ended		39 weeks ended
(In millions, except per share amounts)	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Net sales	376.9	423.7	1,207.4	1,109.5
Cost of products sold	129.0	132.5	380.0	362.1
Gross profit	247.9	291.2	827.4	747.4

Selling, general and administrative expense	190.7	205.7	620.5	608.7
Re-engineering charges	1.8	3.9	9.7	29.6
(Gain) loss on disposal of assets	(1.7)	32.3	(8.9)	18.5
Operating income (loss)	57.1	49.3	206.1	90.6

(Gain) Loss on debt extinguishment	0.0	(9.9)	8.1	(49.9)
Interest expense	8.2	8.2	29.7	30.5
Interest income	(0.3)	(0.3)	(0.9)	(1.0)
Other (income) expense, net	1.2	0.0	0.8	(10.7)
Income (loss) from continuing operations before income taxes	48.0	51.3	168.4	121.7

Provision (benefit) for income taxes	(12.4)	21.9	32.2	38.7
Income (loss) from continuing operations	60.4	29.4	136.2	83.0

Discontinued operations
Income (loss) from discontinued operations	4.3	6.3	8.1	10.3
Loss on disposal	(148.1)	0.0	(147.1)	0.0
Provision (benefit) for income taxes	2.7	1.3	2.4	2.9
Gain (loss) on discontinued operations	(146.5)	5.0	(141.4)	7.4

Provision (benefit) for income taxes	(12.4)	21.9	32.2	38.7
Net income (loss)	(86.1)	34.4	(5.2)	90.4

Earnings per share:
Basic earnings (loss) from continuing operations - per share	1.22	0.60	2.75	1.69
Basic earnings (loss) from discontinued operations per share	(2.97)	0.10	(2.85)	0.15
Basic earnings (loss) per share - Total	(1.75)	0.70	(0.10)	1.84

Diluted earnings (loss) from continuing operations - per share	1.14	0.56	2.56	1.62
Diluted earnings (loss) from discontinued operations - per share	(2.77)	0.09	(2.66)	0.14
Diluted earnings (loss) per share - Total	(1.63)	0.65	(0.10)	1.76

Weighted-average shares outstanding:
Basic weighted-average shares	49.4	49.1	49.5	49.0
Diluted weighted-average shares	52.8	53.1	53.1	51.5

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
(In millions, except share amounts)	September 25, 2021	December 26, 2020
Assets
Cash and cash equivalents	$123.8	$134.1
Other current assets	435.5	412.0
Total current assets	559.3	546.1

Property, plant and equipment, net	166.8	188.7
Other assets	481.6	485.1
Total assets	$1,207.7	$1,219.9

Liabilities And Shareholders' Equity
Current debt and finance lease obligations	$512.4	$424.7
Other current liabilities	508.5	485.0
Total current liabilities	1,020.9	909.7

Long-term debt and finance lease obligations	166.0	258.6
Other liabilities	244.1	256.3
Total liabilities	1,431.0	1,424.6

Total shareholders' equity (deficit)	(223.3)	(204.7)

Total liabilities and shareholders' equity	$1,207.7	$1,219.9

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 weeks ended
(In millions)	September 25, 2021	September 26, 2020
Operating Activities
Net cash provided by (used in) operating activities	3.6	112.4
Investing Activities
Capital expenditures	(25.1)	(20.5)
Proceeds from disposal of assets	14.1	16.4
Net cash provided by (used in) investing activities	(11.0)	(4.1)
Financing Activities
Term loan repayment	(101.2)	—
Senior notes repayment	—	(163.9)
Net increase (decrease) in short-term debt	94.4	100.3
Debt issuance costs payment	(2.2)	(2.0)
Finance lease repayments	(1.0)	(0.3)
Common stock repurchase	(25.0)	—
Cash payments of employee withholding tax for stock awards	(2.9)	(0.2)
Proceeds from exercise of stock options	0.5	—
Net cash provided by (used in) financing activities	(37.4)	(66.1)

Cash provided (used in) discontinued operations	33.2	(0.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6.4)	(6.5)
Net change in cash, cash equivalents and restricted cash	(18.0)	35.2
Cash, cash equivalents and restricted cash at beginning of year	150.5	126.1
Cash, cash equivalents and restricted cash at end of period	$132.5	$161.3

Segment Information

The Company manufactures and distributes a broad portfolio of products, primarily through independent direct sales force members. Certain operating segments have been aggregated based upon consistency of economic substance, geography, products, production process, class of customers and distribution method.

						Change excluding the foreign exchange impact		Percent of total
(In millions)	13 weeks ended		Change		Foreign exchange impact			13 weeks ended
	Sep 25, 2021	Sep 26, 2020	Amount	Percent		Amount	Percent	Sep 25, 2021	Sep 26, 2020
Asia
Net sales	$112.9	$129.6	$(16.7)	(13)%	$3.1	$(19.8)	(15)%	30%	31%
Segment profit	$25.7	$36.3	$(10.6)	(29)%	$1.3	$(11.9)	(32)%	40%	37%
Segment profit as percent of net sales	22.8%	28.0%	N/A	(5.2) pp	N/A	N/A	N/A	N/A	N/A

Europe
Net sales	$91.3	$112.5	$(21.2)	(19)%	$1.9	$(23.1)	(20)%	24%	27%
Segment profit	$14.7	$27.1	$(12.4)	(46)%	$0.7	$(13.1)	(47)%	23%	28%
Segment profit as percent of net sales	16.1%	24.1%	N/A	(8.0) pp	N/A	N/A	N/A	N/A	N/A

North America
Net sales	$103.1	$116.2	$(13.1)	(11)%	$4.6	$(17.7)	(15)%	27%	27%
Segment profit	$10.5	$18.9	$(8.4)	(44)%	$1.3	$(9.7)	(48)%	16%	19%
Segment profit as percent of net sales	10.2%	16.3%	N/A	(6.1) pp	N/A	N/A	N/A	N/A	N/A

South America
Net sales	$69.6	$65.4	$4.2	6%	$(1.8)	$6.0	9%	19%	15%
Segment profit	$13.5	$15.2	$(1.7)	(11)%	$(0.1)	$(1.6)	(11)%	21%	16%
Segment profit as percent of net sales	19.4%	23.2%	N/A	(3.8) pp	N/A	N/A	N/A	N/A	N/A

Total net sales	$376.9	$423.7	$(46.8)	(11)%	$7.8	$(54.6)	(13)%	N/A	N/A
____________________
N/A - not applicable
pp - percentage points
+ - change greater than ±100%

						Change excluding the foreign exchange impact		Percent of total
(In millions)	39 weeks ended		Change		Foreign exchange impact			39 weeks ended
	Sep 25, 2021	Sep 26, 2020	Amount	Percent		Amount	Percent	Sep 25, 2021	Sep 26, 2020
Asia
Net sales	$343.8	$368.1	$(24.3)	(7)%	$19.2	$(43.5)	(11)%	29%	33%
Segment profit	$81.9	$84.8	$(2.9)	(3)%	$5.2	$(8.1)	(9)%	34%	44%
Segment profit as percent of net sales	23.8%	23.0%	N/A	0.8 pp	N/A	N/A	N/A	N/A	N/A

Europe
Net sales	$326.8	$296.3	$30.5	10%	$14.8	$15.7	5%	27%	27%
Segment profit	$66.5	$37.8	$28.7	76%	$1.3	$27.4	70%	28%	19%
Segment profit as percent of net sales	20.3%	12.8%	N/A	7.5 pp	N/A	N/A	N/A	N/A	N/A

North America
Net sales	$343.0	$289.4	$53.6	19%	$11.6	$42.0	14%	28%	26%
Segment profit	$42.6	$42.6	$—	—%	$2.6	$(2.6)	(6)%	18%	22%
Segment profit as percent of net sales	12.4%	14.7%	N/A	(2.3) pp	N/A	N/A	N/A	N/A	N/A

South America
Net sales	$193.8	$155.7	$38.1	24%	$(11.1)	$49.2	34%	16%	14%
Segment profit	$46.8	$29.4	$17.4	59%	$(1.1)	$18.5	66%	20%	15%
Segment profit as percent of net sales	24.1%	18.9%	N/A	5.2 pp	N/A	N/A	N/A	N/A	N/A

Total net sales	$1,207.4	$1,109.5	$97.9	9%	$34.6	$63.3	6%	N/A	N/A
____________________
N/A - not applicable
pp - percentage points
+ - change greater than ±100%

Sales Force Statistics

Sales force statistics shown below are collected by the Company and, in some cases, provided by distributors and sales force. Active sales force is defined as the average number of sellers ordering in each cycle over the course of the quarter. Constant currency changes, or changes excluding foreign exchange impact, are measured by comparing current year results with those of the prior year, translated at the current year's foreign exchange rates.

	Net Sales		Active Sales Force
	Third Quarter 2021 versus Third Quarter 2020		13 weeks ended
			September 25, 2021	September 26, 2020
Segments	Change %	Change excluding foreign exchange impact %	Count	Count	Change %
Asia Pacific	(13)%	(15)%	74,304	117,249	(37)%
Europe	(19)%	(20)%	83,971	106,994	(22)%
North America	(11)%	(15)%	237,391	225,100	5%
South America	6%	9%	156,747	148,910	5%
Total	(11)%	(13)%	552,413	598,253	(8)%

GAAP to Non-GAAP Financial Measures Reconciliation

GAAP to non-GAAP Earnings Per Share Reconciliation

	13 weeks ended		39 weeks ended
(In millions, except per share amounts)	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Net income from continuing operations	$60.4	$29.4	$136.2	$83.0

Re-engineering charges	1.8	3.9	9.7	29.6
(Gain) Loss on debt extinguishment	—	(9.9)	8.1	(49.9)
(Gain) loss on disposal of assets	(1.7)	32.3	(8.9)	18.5
Exit costs and other	3.1	3.7	8.0	18.7
Pension costs	0.2	0.8	0.4	1.2
Litigation settlement costs	1.2	—	1.2	—
Adjustments before income taxes	4.6	30.8	18.5	18.1
Provision (benefit) for income taxes	(1.7)	(1.5)	(1.9)	(0.9)
Net adjustments	$2.9	$29.3	$16.6	$17.2

Adjusted net income (loss)	63.3	58.7	152.8	100.2

Basic weighted-average shares	49.4	49.1	49.5	49.0
Diluted weighted-average shares	52.8	53.1	53.1	51.5

Adjusted basic earnings (loss) per share	$1.28	$1.20	$3.09	$2.04
Adjusted diluted earnings (loss) per share	$1.19	$1.12	$2.87	$1.96

Net Income to EBITDA Reconciliation,
Net Income to Debt Covenant EBITDA Reconciliation
and Total Debt to Debt Covenant EBITDA Ratio (1)

Four quarters ending
(In millions)	September 25, 2021
Net income from continuing operations	$176.0

Add:
Interest expense	37.8
Provision (benefit) for income taxes	72.2
Depreciation and amortization	39.2
EBITDA - continuing operations	$325.2

Add:
Stock-based compensation expense	8.3
Re-engineering charges and other expenses	29.9

Subtract:
Cash paid for re-engineering charges	(31.6)
(Gain) Loss on disposal of assets	(41.7)

Net Income (loss) from discontinued operations	(159.4)

Add:
Provision (benefit) for income taxes	20.9
Depreciation and amortization	2.7
EBITDA - discontinued operations	$(135.8)

Subtract:
(Gain) Loss on disposal of assets	147.1

Debt covenant EBITDA	$301.4

Total debt	$686.9

Total debt to debt covenant EBITDA ratio	2.28

(1)Amounts and calculations are based on the definitions and provisions of the Company's $650.0 million Credit Agreement dated March 29, 2019 and the $275.0 million Term Loan Credit Agreements dated December 3, 2020 (together "Credit Agreements") and, where applicable, are based on the trailing four quarter amounts. "Debt covenant EBITDA" is calculated as defined for "Consolidated EBITDA" in the Credit Agreements.

Net Income to Adjusted Net Income Reconciliation and
Net Income to Adjusted EBITDA Reconciliation

	Four quarters ending	39 weeks ended	13 weeks ended	13 weeks ended	13 weeks ended
(In millions)	September 25, 2021	September 25, 2021	December 26, 2020	September 25, 2021	September 26, 2020
Net income from continuing operations	$176.0	$136.2	$39.8	$60.4	$29.4

Subtract:
GAAP to non-GAAP adjustments	2.7	16.6	(13.9)	2.9	29.6
Adjusted net income	178.7	152.8	25.9	63.3	59.0

Add:
Interest expense	37.8	29.7	8.1	8.2	8.2
Adjusted provision (benefit) for income taxes	72.2	34.1	38.1	(12.4)	21.9
Depreciation and amortization	39.2	29.2	10.0	9.8	10.4
Adjusted EBITDA	$327.9	$245.8	$82.1	$68.9	$99.5